                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
     [ ] Preliminary Proxy Statement
     [ ] Confidential, For Use of the Commission Only
         (as permitted by Rule 14a-b(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                   D&E COMMUNICATIONS, INC.
         -----------------------------------------------
         (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (check the appropriate box):

     [X] No Fee Required

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

         (5) Total fee paid:

         ----------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (6) Amount Previously Paid:

         ----------------------------------------------------------------------

         (7) Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------

         (8) Filing Party:

         ----------------------------------------------------------------------

         (9) Date Filed:

         ----------------------------------------------------------------------


Notes:

                            D&E COMMUNICATIONS, INC.
                             EPHRATA, PENNSYLVANIA

                            ------------------------

                 NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
                TO PARTICIPANTS OF THE D&E COMMUNICATIONS, INC.
                         EMPLOYEE STOCK OWNERSHIP PLAN

                            ------------------------

     The Annual Meeting of the Shareholders of D&E Communications, Inc. (the "Company") will be held in accordance with the By-Laws of the Company, on Thursday, April 26, 2001, at 10:30 a.m. local time, at the Brossman Business Complex, 124 East Main Street, Ephrata, Pennsylvania 17522. The purposes of the meeting, which are more fully described in the accompanying Proxy Statement, are:

          1. To elect four (4) Class C Directors for a term to expire in the year 2004 (or until their successors are duly elected and qualified);

          2. To approve the 2001 Stock Compensation Plan and Policy for Non-Employee Directors of D&E Communications, Inc.;

          3. To ratify the Board of Directors' selection of PricewaterhouseCoopers LLP as the Company's independent accountants for 2001; and

          4. To act upon such other business as may properly come before the meeting.

     Only holders of common stock of record on the books of the Company at the close of business on February 23, 2001, will be entitled to vote at the Annual Meeting or any adjournment thereof. The Bank of Lancaster County, Wealth Management Group, the trustee (the "Trustee") of the D&E Communications, Inc. Employee Stock Ownership Plan (the "ESOP"), is the record owner of the shares which have been allocated to your ESOP account. Pursuant to the ESOP, you are entitled to direct the Trustee on how to vote the shares allocated to your account by returning the enclosed Participant's Direction Sheet. A copy of the Proxy Statement, the 2000 Annual Report of the Company, and a Participant's Direction Sheet are being mailed to you simultaneously prior to the Annual Meeting. The Board of Directors' nominees for directors are set forth in the accompanying Proxy Statement, as well as further information on the foregoing matters.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. IT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of
                                          Directors

                                          W. Garth Sprecher
                                          Secretary

March 23, 2001
Enclosures

                            D&E COMMUNICATIONS, INC.
                             EPHRATA, PENNSYLVANIA

                            ------------------------

                         NOTICE OF 2001 ANNUAL MEETING
                        TO SHAREHOLDERS AND PARTICIPANTS
                       IN THE DIVIDEND REINVESTMENT PLAN

                            ------------------------

     The Annual Meeting of the Shareholders of D&E Communications, Inc. ("the Company") will be held in accordance with the By-Laws of the Company on Thursday, April 26, 2001, at 10:30 am. local time, at the Brossman Business Complex, 124 East Main Street, Ephrata, Pennsylvania 17522. The purposes of the meeting, which are more fully described in the accompanying Proxy Statement, are:

          1. To elect four (4) Class C Directors for a term to expire in the year 2004 (or until their successors are duly elected and qualified);

          2. To approve the 2001 Stock Compensation Plan and Policy for Non-Employee Directors of D&E Communications, Inc.;

          3. To ratify the Board of Directors' selection of PricewaterhouseCoopers LLP as the Company's independent accountants for 2001; and

          4. To act upon such other business as may properly come before the meeting.

     Only holders of common stock of record on the books of the Company at the close of business on February 23, 2001, will be entitled to vote at the Annual Meeting or any adjournment thereof.

     For those shareholders who are also participants in the D&E Communications, Inc. Dividend Reinvestment Plan (the "DRP"), for which the Company serves as trustee and is the record owner of those shares, you are entitled to direct the trustee on how to vote the shares allocated to your account by returning the enclosed Proxy. A copy of the Proxy Statement, the 2000 Annual Report of the Company and a Proxy are being mailed to you simultaneously prior to the Annual Meeting. The Board of Directors' nominees for directors are set forth in the accompanying Proxy Statement, as well as further information on the foregoing matters.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. IT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of
                                          Directors

                                          W. Garth Sprecher
                                          Secretary

March 23, 2001
Enclosures

                                PROXY STATEMENT

     Proxies in the accompanying form are being solicited by the Board of Directors (the "Board") of D&E Communications, Inc. (the "Company"), for use at the Annual Meeting of the Shareholders to be held at 10:30 a.m. on Thursday, April 26, 2001 at the Brossman Business Complex, 124 East Main Street, Ephrata, Pennsylvania 17522 (the "Annual Meeting"). This proxy statement and the form of proxy are being mailed to the Shareholders (as defined below) commencing on or about March 23, 2001.

     Only holders of shares of common stock, par value $0.16 per share, of the Company ("Common Stock") as shown on the books of the Company at the close of business on February 23, 2001 (the "Record Date") will be entitled to vote at the meeting. On the Record Date, there were 7,384,153 shares of Common Stock outstanding. Holders of record of Common Stock at the close of business on the Record Date (the "Shareholders"), or their proxies, are entitled to cumulative voting rights in the election of directors at the Annual Meeting. Under cumulative voting, a Shareholder, or the Shareholder's proxy, may vote the number of shares of Common Stock owned by the Shareholder for as many persons as there are directors to be elected, or may cumulate such votes and give to one, or distribute among two or more nominees, as many votes as shall equal the number of directors to be elected multiplied by the number of the Shareholder's shares of Common Stock. Those persons receiving the highest number of votes are declared to be elected directors of the Company. For all other purposes, the Shareholders, or their proxies, are entitled to one vote per each share of Common Stock at the Annual Meeting.

     Judges of election are appointed by the Board to conduct the tabulation of votes with respect to the election of directors and the other matters to come before the Annual Meeting and to report the results thereof. The presence in person or by proxy of the holders of a majority of the shares of Common Stock outstanding and entitled to vote is required to constitute a quorum for transaction of business at the Annual Meeting. Except with respect to the election of directors, the holders of Common Stock have one vote for each share held by them as of the Record Date.

     Under the Company's Articles of Incorporation and By-Laws, and applicable law, the affirmative vote of a majority of the votes cast at the meeting is required for shareholder approval, including the approval of the 2001 Stock Compensation Plan for Non-Employee Directors and the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2001. As such, abstentions and broker non-votes on a particular matter have no effect since, by definition, they are not votes cast on the matter. With regard to the election of directors, votes may be cast in favor of a candidate or may be withheld. As directors are elected by a plurality, abstentions and broker non-votes have no effect on the election of directors.

                   PROPOSAL 1: ELECTION OF FOUR(4) DIRECTORS

     The Company's Articles of Incorporation provide for a maximum of twelve
(12) directors to be elected to the Company's Board. The Company has determined that one or more vacancies in the Board may be appropriate and therefore proxies may not be voted for a greater number of nominees than are named herein.

     The Board currently consists of eleven (11) members divided into three (3) classes which are classified with respect to the year in which their term shall expire. Each class of directors holds office for a term of three (3) years (or until their successors are duly elected and qualified), and the three classes of the Board are staggered. Accordingly, one of the three classes is elected each year to succeed the directors whose terms are expiring. Currently, the directors in Class C are serving terms expiring this year. The directors in Classes A and B are serving terms expiring at the annual meeting of the shareholders in 2002 and 2003, respectively. The Board has nominated for re-election to Class C four
(4) directors whose terms expire this year; namely Paul W. Brubaker, Steven B. Silverman, Anne B. Sweigart, and Robert A. Kinsley. If elected, their terms are to expire in the year 2004 (or until their successors are duly elected and qualified). There are no arrangements or understandings between any director or nominee and any other person pursuant to which the director or nominee was or is to be elected as a director.

     The Company has been advised by the persons named in the accompanying proxy that they intend to vote pursuant to the proxy for the election of Mrs. Sweigart and Messrs. Brubaker, Silverman, and Kinsley (who are presently directors of the Company with regular terms expiring this year) and to exercise cumulative voting, if necessary, to secure their election. Each individual nominated for election as a director has agreed to serve if elected. However, the Company is informed that in the event of the refusal or inability of any of the foregoing nominees for director to serve, the persons named in the accompanying proxy intend to vote at the Annual Meeting pursuant to the proxy for the election of such person(s), if any, as may be nominated by the Board, subject to the right of the persons named in the proxy to exercise cumulative voting rights as described above.

DIRECTORS

     Information follows about each nominee to serve in Class C and the other directors serving in Classes A and B.

  Nominees For Class C Directors For Terms To Expires In 2004

     PAUL W. BRUBAKER, age 57, is a Director, Executive Vice President and Corporate Secretary of the Ephrata National Bank where he has been employed since 1961. He is a member of the American Institute of Banking and serves as a director and Treasurer of Pleasant View Retirement Community, Manheim. He serves as Chairman of the Board of the Atlantic Northeast District, Church of the Brethren. Mr. Brubaker is a member of the Executive Committee of the Pennsylvania Bankers Association. He has been a director of the Company since 1990. Mr. Brubaker is Chairman of the Audit Committee.

     STEVEN B. SILVERMAN, age 68, has been a senior partner in the law firm of Rothenberg, Silverman and Furman PC, Elkins Park, Pennsylvania since 1995. Prior to 1995 he was a senior partner in Rothenberg and Silverman. In addition to his private practice, he serves as an adjunct professor of labor law at the Pennsylvania State University Dickinson School of Law in Carlisle, Pennsylvania. He has been a director of the Company since 1991. Mr. Silverman is Chairman of the Compensation Committee.

     ANNE B. SWEIGART, age 86, has held the positions of Chief Executive Officer, President and Chairman of the Board of the Company since July 1985. She became a director in 1952. Mrs. Sweigart served as Executive Vice President from March 1981 to July 1985. Her employment began in 1936, twenty-five years after her father founded the Company. From that time until today, she has always been involved in the management affairs of the Company. She serves on numerous community Boards and is currently a Trustee of Rider University, a Trustee of Elizabethtown College, an Honorary Trustee of Lebanon Valley College and a Trustee of Linden Hall School for Girls. Mrs. Sweigart is also a Director of the Pennsylvania Telephone Association. Mrs. Sweigart is a member of the Strategic Planning and Review Committee and serves as Chairman of the Executive Committee.

     ROBERT A. KINSLEY, age 60, is Chairman and Chief Executive Officer of Kinsley Construction, a company he founded in York, PA in 1963 that specializes in heavy, general, and design build construction. Mr. Kinsley is also managing partner of Kinsley Equities, which is a regional real estate developer of industrial and commercial properties. He is also a director of Mercantile -- Safe Deposit & Trust Company, Baltimore, Maryland and Ruscilli Construction Company of Columbus, Ohio. Mr. Kinsley is Chairman of the Board of I.B. Abel, an electrical construction firm in south central Pennsylvania. He serves numerous community and professional organizations and is currently Chairman of South George Street Community Partnership, member of the York Foundation Board of Directors and a Trustee of York College of Pennsylvania. He has been a director of the Company since 1998. Mr. Kinsley is a member of the Compensation Committee and the Strategic Planning and Review Committee.

  Class A Directors Whose Terms Expire In 2002

     JOHN AMOS, age 69, has been in the commercial fruit and produce growing business for more than 46 years in Grand Traverse County, Michigan serving as President of Hi-Lo Farms, Inc. since 1979 and as Senior Partner of Amos Farms since 1980. He became a member of the Board in 1990. Mr. Amos is a member of the Audit Committee.

     G. WILLIAM RUHL, age 61, has been the Senior Vice President of the Company and Chief Executive Officer of D&E Telephone Company since 1996. From 1991, when he joined the Company, to 1996 he held the position of

Senior Vice President of D&E Telephone Company. He was previously employed by Bell of Pennsylvania from 1961 to 1991, at which time he retired as Director of Network Architecture and Deployment Planning. Mr. Ruhl is a registered Professional Engineer and a member of the Institute of Electrical and Electronics Engineers, Inc. He served as Chairman of the Board of Directors of Monor Telephone Company (MTT) from 1994 until 1999 when the company was sold. He serves on the Board of Directors of the United States Telecom Association (USTA) and was appointed to the President's National Security Telecommunications Advisory Committee, representing the USTA. Mr. Ruhl serves on the Board of Directors of the Technology Council of Central Pennsylvania and he serves on the Board of Alliance for Telecommunications Industry Solutions. He is also President of the Board of Directors of the Central Pennsylvania Symphony. He became a director of the Company in 1993. Mr. Ruhl is a member of the Executive Committee.

     W. GARTH SPRECHER, age 49, is Vice President and Secretary of the Company, and during 2000, he became Chief Executive Officer of D&E Networks, Inc. He joined the Company in 1984 as a Communications Consultant for D&E Telephone and Data Systems, Inc. He was named Commercial Manager of the Company in 1988. In 1990, he assumed the position of Assistant Secretary and Director of External Affairs, and in 1996, he assumed his present position. He is a member of the Board of Directors of the Bank of Lancaster County and serves on both the Executive and Compensation committees. Mr. Sprecher is a member of the Board of Directors of WITF, Inc. Mr. Sprecher is Vice-Chairman of the Lancaster County Convention Authority and is President of the Pennsylvania Dutch Council of the Boy Scouts of America. He is also past President of the Board of Directors of the Mid-Atlantic Chapter of the American Society of Corporate Secretaries. He became a Director of the Company in 1993. Mr. Sprecher is a member of the Executive Committee.

  Class B Directors Whose Terms Expire In 2003

     THOMAS H. BAMFORD, age 61, is a principal in The Franklin Consulting Group
(TFCG), a company providing organizational development, strategic planning and fund raising counsel to colleges, universities and other human services groups. He was Director of Community Relations for the Lancaster Health Alliance until 1999 when he elected to pursue his work with TFCG on a full time basis. Mr. Bamford retired as Senior Vice President, Director of Corporate Communications and Lancaster Area Executive Officer for CoreStates Bank in 1995 after nearly 27 years of service. Currently, Mr. Bamford is a director of the United Way of Lancaster County, The Lancaster Campaign, and the Lancaster YMCA Foundation. He is Vice Chairman of the Louise von Hess Foundation for Medical Education, President of the Rotary Club of Lancaster and a member of the Marketing and Communications Council of the Lancaster Chamber of Commerce and Industry. He became a Director of the Company in 1997. Mr. Bamford is a member of the Compensation Committee and Chairman of the Strategic Planning and Review Committee.

     RONALD E. FRISBIE, age 78, retired from the Company in 1992 where he served as a Vice President of the Company from 1971 until 1992, and Secretary, Treasurer and Assistant to the President from 1985 until 1992. He was employed by the Western Electric Company from 1947 to 1949 and the Commonwealth Telephone Company from 1949 to 1953 at which time he became employed by the Company as Wire Chief. Mr. Frisbie has been a Director since 1983. Mr. Frisbie is a member of the Audit Committee and the Strategic Planning and Review Committee.

     ROBERT M. LAUMAN, age 75, has been the Executive Vice President and Chief Operating Officer of the Company since 1990. He joined the Company in 1983 and was previously employed by Bell of Pennsylvania from 1946 to 1983, at which time he retired as Vice President -- Engineering. Mr. Lauman is a registered Professional Engineer, a member of the Pennsylvania Society of Professional Engineers and a member of the Institute of Electrical and Electronics Engineers, Inc. He has been a director of the Company since 1983. Mr. Lauman is a member of the Executive Committee, the Compensation Committee and the Strategic Planning and Review Committee.

     D. MARK THOMAS, age 53, has been a partner in the law firm of Thomas, Thomas, Armstrong & Niesen, Harrisburg, PA, since the formation of the firm in 1991, concentrating primarily in public utility and telecommunications law. Previous thereto, he was a partner in the law firm of Thomas & Thomas from 1977 to 1990. Mr. Thomas became a director of the Company in 1997. Mr. Thomas is a member of the Audit Committee.

GENERAL INFORMATION REGARDING THE BOARD OF DIRECTORS

  Director Attendance at Board Meetings

     The Board held a total of eleven (11) regularly scheduled meetings during the year ended December 31, 2000. With the exception of Mr. Kinsley, each incumbent director attended in excess of 75% of the aggregate meetings of the Board and the Board's committees on which he or she served. The Board has the following four (4) standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, and the Strategic Planning and Review Committee.

  Compensation of Directors

     The non-employee directors were paid a $4,000 retainer plus $800 per meeting which they attended and $250 per any committee meeting of the Board, not held in conjunction with a Board meeting. Committee chairs receive an additional annual compensation of $500.

BOARD COMMITTEES

  Audit Committee

     The current Audit Committee, consisting of Paul W. Brubaker (Chairman), John Amos, Ronald E. Frisbie, and D. Mark Thomas, is responsible for recommending to the Board the firm of independent public accountants responsible to audit the Company's financial statements. This Committee also reviews with the independent public accountants the results of their audit work. The Audit Committee held six (6) meetings during 2000.

  Compensation Committee

     The current Compensation Committee, consisting of Steven B. Silverman (Chairman), Thomas H. Bamford, Robert A. Kinsley and Robert M. Lauman, reviews and makes recommendations to the Board regarding the compensation practices of the Company. The Compensation Committee held three (3) meetings during 2000.

  Executive Committee

     The current Executive Committee, consisting of Anne B. Sweigart (Chairman), Robert M. Lauman, G. William Ruhl and W. Garth Sprecher, is designed to perform and uphold the duties and responsibilities of the Board as dictated by the By-Laws of the Company and within the limitations set by the Board. The Executive Committee held five (5) meetings during 2000.

  Strategic Planning and Review Committee

     The current Strategic Planning and Review Committee, consisting of Thomas
H. Bamford (Chairman), Ronald E. Frisbie, Robert A. Kinsley, Robert M. Lauman and Anne B. Sweigart, considers the long range direction of the Company's goals. The committee addresses technical developments, the changing regulatory environment and marketing strategy for the Board's consideration. The Strategic Planning and Review Committee met one (1) time in 2000.

SECURITY OWNERSHIP OF MANAGEMENT

     As of March 5, 2001 (the "Most Practicable Date"), there were 7,385,006 shares of the Company's Common Stock outstanding. The table below sets forth the ownership of the Common Stock held, as of the Most Practicable Date, by each of
(i) the directors, (ii) the executive officers and (iii) all directors and executive officers as a group.

                                                              NATURE AND
                                                              AMOUNT OF
                                                              BENEFICIAL          PERCENT
NAME OF BENEFICIAL OWNER                                      OWNERSHIP           OF CLASS
------------------------                                      ----------          --------
John Amos...................................................    63,150(4,7)            *
Thomas H. Bamford...........................................     1,500                 *
Paul W. Brubaker............................................     3,375(1,9)            *
Ronald E. Frisbie...........................................    49,830(1,3,4)          *
Robert A. Kinsley...........................................     1,062(6)              *
Robert M. Lauman............................................    62,971(1,2,4,5,6)      *
Thomas E. Morell............................................     5,952(2,5)            *
G. William Ruhl.............................................     9,579(1,2,5,6)        *
Steven B. Silverman.........................................     1,119(6)              *
W. Garth Sprecher...........................................   102,170(1,2,4,5,6)   1.38%
Anne B. Sweigart............................................   399,152(1,2,4,5,6)   5.40%
D. Mark Thomas..............................................     3,637(8)              *
All Directors and Executive Officers as a group.............   703,497(1,2,3,4,     9.53%
                                                                      5,6,7,8,9)

---------------
 *  Less than 1 percent.

(1) Includes shares owned in their individual capacities but held by the D&E Communications, Inc. Voting Trust (the "Voting Trust") as of the Most Practicable Date as follows: 3,375 for Mr. Brubaker, 49,530 for Mr. Frisbie, 49,780 for Mr. Lauman, 3,372 for Mr. Ruhl, 99,594 for Mr. Sprecher, 391,471 for Mrs. Sweigart, and 597,122 for all directors and officers as a group. Mrs. Sweigart and Messrs. Amos, Frisbie, Lauman and Sprecher are Voting Trustees of the Voting Trust.

(2) Includes shares held in the Company's Employee Stock Ownership Plan as of the Most Practicable Date as follows: 1,738 for Mr. Lauman, 2,092 for Mr. Morell, 2,294 for Mr. Ruhl, 1,841 for Mr. Sprecher, 83 for Mrs. Sweigart and 8,048 for all directors and officers as a group. All fractional shares are rounded to the nearest whole share.

(3) Does not include 920 shares owned by Mr. Frisbie's wife, with respect to which Mr. Frisbie disclaims beneficial ownership.

(4) Excludes shares not owned in their individual capacities but held by the Voting Trust for which Mrs. Sweigart and Messrs. Amos, Frisbie, Lauman and Sprecher serve as Trustees, and to which each of the Trustees disclaims beneficial ownership.

(5) Includes shares held in the Company's Employee Stock Purchase Plan as of the Most Practicable Date as follows: 2,744 for Mr. Lauman, 1,827 for Mr. Morell, 3,421 for Mr. Ruhl, 713 for Mr. Sprecher, 3,517 for Mrs. Sweigart and 12,222 for all directors and officers as a group.

(6) Includes shares held in the Company's Dividend Reinvestment Plan as of the Most Practicable Date as follows: 62 for Mr. Kinsley, 8,409 for Mr. Lauman, 33 for Mr. Morell, 192 for Mr. Ruhl, 66 for Mr. Silverman, 22 for Mr. Sprecher, 3,781 for Mrs. Sweigart and 12,565 for all directors and officers as a group.

(7) Includes shares held in the John Amos Living Trust, of which Mr. Amos is trustee. Does not include 65,709 owned by the Mary P. Amos Living Trust, of which Mr. Amos' wife is trustee, and to which Mr. Amos disclaims beneficial ownership.

(8) Includes 300 shares held as custodian for Emily Thomas and 600 shares held as custodian for David Thomas for which Mr. Thomas does not disclaim beneficial ownership.

(9) Does not include 1,025 shares owned by Mr. Brubaker's wife, with respect to which Mr. Brubaker disclaims beneficial ownership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission and NASDAQ. Directors, executive officers, and other 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Solely on its review of the copies of such forms or written representations from certain reporting persons that no Form 5s were required for those persons, the Company believes that during 2000 all filing requirements under Section 16(a) applicable to its directors and executive officers were met. During calendar year 2000 Form 5s were filed late for shares granted in 1999 to executives under the 1999 Long-Term Incentive Plan.

IDENTIFICATION OF EXECUTIVE OFFICERS

     The following table sets forth the names, ages, and positions of the executive officers of the Company. All executive officers of the Company serve for terms of one year and until re-appointed or until a successor is duly appointed at the annual organizational meeting of directors, which follows the annual shareholders' meeting. No executive officers have any arrangements or understandings with any other person pursuant to which such executive officer was or is to be appointed as an executive officer.

                                                                                                POSITION
                                                                                                  HELD
NAME                                   AGE                      POSITION                         SINCE
----                                   ---                      --------                        --------
Anne B. Sweigart.....................  86    Chairman, President, and Chief Executive             1985
                                             Officer
Robert M. Lauman.....................  75    Executive Vice President and Chief Operating         1990
                                             Officer
G. William Ruhl......................  61    Senior Vice President                                1991
Thomas E. Morell.....................  40    Vice President, Chief Financial Officer and          1995
                                             Treasurer(1)
W. Garth Sprecher....................  49    Vice President and Secretary(1)                      1993

---------------
(1) Both Messrs. Morell and Sprecher were elected as a Vice President in 1996.

    Mrs. Sweigart's and Messrs. Lauman, Ruhl and Sprecher's biographies are set forth above in the section entitled "Directors"

    Thomas E. Morell, age 40, is Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Morell was Assistant Controller of the Company from 1984 to 1990, Controller from 1990 to 1995 and Chief Financial Officer and Treasurer since August 22, 1995. From 1982 to 1984, he was employed by Coopers & Lybrand LLP as an auditor. Mr. Morell is Managing Director of PenneCom B.V., a Supervisory Board member of Pilicka Telephone Company, a member of the Campaign Cabinet of the United Way of Lancaster County and serves as Chairman on the Board of Directors of Hands-on House, Children's Museum of Lancaster. Mr. Morell is a Certified Public Accountant and is a member of the Pennsylvania Institute of Certified Public Accountants.

EXECUTIVE COMPENSATION

  Summary Compensation Table

     The following table sets forth the compensation received for services to the Company and its subsidiaries during each of the last three (3) fiscal years by the Company's CEO and, in addition, the individuals who during 2000 were the five (5) most highly compensated executive officers of the Company and who received in excess of $100,000 in salary and bonus. In addition to the five (5) most highly compensated executive officers, the annual compensation table includes Donald R. Kaufmann who would have been listed but for the fact that he was not serving as an executive officer at the end of the last completed fiscal year.

                                                                                  LONG-TERM
                                                   ANNUAL COMPENSATION           COMPENSATION
                                            ----------------------------------   ------------
                                                                  OTHER ANNUAL    RESTRICTED     ALL OTHER
                                             SALARY     BONUS     COMPENSATION   STOCK AWARD    COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR     ($)       ($)(A)       ($)(B)         ($)(D)         ($)(C)
---------------------------          ----   --------   --------   ------------   ------------   ------------
Anne B. Sweigart...................  2000   $223,539   $ 95,394        $0          $106,400       $186,925
  Chairman, President & CEO          1999    204,384     91,582         0            80,500        183,098
                                     1998    184,999     64,750         0                          185,218

Robert M. Lauman...................  2000   $192,038   $ 82,157        $0          $106,400       $ 60,445
  Executive Vice President &         1999    173,577     77,974         0            80,500         59,736
  Chief Operating Officer            1998    156,499     54,775         0                           63,887

G. William Ruhl....................  2000   $134,692   $ 97,074        $0          $106,400       $ 17,660
  Senior Vice President              1999    119,385     55,602         0            80,500         19,854
                                     1998    100,000     35,000         0                           27,250

Thomas E. Morell...................  2000   $126,538   $ 94,631        $0          $106,400       $  8,452
  Vice President, Chief Financial    1999    111,538     49,679         0            80,500          6,183
  Officer and Treasurer              1998    100,000     35,000         0                            5,949

W. Garth Sprecher..................  2000   $116,307   $ 40,325        $0          $106,400       $ 10,138
  Vice President and Secretary       1999     97,077     44,817         0            80,500         12,379
                                     1998     80,001     28,000         0                           19,990

Donald R. Kaufmann.................  2000   $ 61,926   $208,696        $0          $      0       $  2,796
  Vice President                     1999     89,231     39,550         0            80,500         16,508
                                     1998     80,001     28,000         0                           16,555

---------------
(A) Bonuses are established pursuant to the Company's Officer Incentive Plan under performance targets for the year established by the Compensation Committee. Targets for 2000 were set during the first quarter of 2000. Messrs. Ruhl and Morell were each also awarded a bonus of D&E shares worth $40,000 in connection with the sale of MTT.

(B) The aggregate amount of other annual compensation paid did not exceed the lesser of (i) $50,000 or (ii) 10% of the total annual salary and bonus reported for each individual.

(C) The amounts shown in this column are for the following persons for the following items in the years 2000, 1999, and 1998, respectively:

     (i) Anne B. Sweigart: $19,182, $19,199, and $19,297 for Split Dollar Life Insurance; $5,610, $3,200, and $3,200 for the 401(k) Company Match; $162,133, $156,249, and $150,471 for Pension Benefits (over age
          70 1/2); $0, $4,450, and $12,250 for Director's fees;

     (ii) Robert M. Lauman: $14,957, $15,120, and $15,205 for the Split Dollar Life Insurance; $5,610, $3,200, and $3,200 for the 401(k) Company Match; $39,878, $36,716, and $33,232 for Pension Benefits (over age 70 1/2); $0, $4,700, and $12,250 for Director's fees;

     (iii) G. William Ruhl: $11,766, $11,767, and $11,767 for the Split Dollar Life Insurance; $297, $549, and $450 for Term Life Insurance; $5,597, $3,088, and $2,783 for the 401(k) Company Match; $0, $4,450, and
           $12,250 for Director's fees;

     (iv) Thomas E. Morell: $3,187, $3,192, and $3,190 for the Split Dollar Life Insurance; $41, $60, and $66 for Term Life Insurance; $5,224, $2,931, and $2,693 for the 401(k) Company Match;

     (v) W. Garth Sprecher: $5,278, $5,295, and $5,310 for the Split Dollar Life Insurance; $68, $132, and $174 for Term Life Insurance; $4,792, $2,502, and $2,256 for the 401(k) Company Match; $0, $4,450, and
          $12,250 for Director's fees.

     (vi) Donald R. Kaufmann: $0, $13,809, and 13,830 for the Split Dollar Life Insurance; $172, $354, and $450 for Term Life Insurance; $2,624; $2,345, and $2,275 for the 401(k) Company Match.

(D) If they remain Named Officers at December 31, 2001 and 2002 respectively, the payout value of these awards to Mrs. Sweigart, and Messrs. Lauman, Ruhl, Morell, Sprecher and Kaufmann would be: (a) none, if the earnings per share targets are not met; or (b) the current market value of 100% of the shares granted, plus an additional 40% cash award, which is included in the amount above, and accrued dividends reinvested during the Performance Periods. The total awards will be 100% vested upon completion of each Performance Period.

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                                   ESTIMATED FUTURE PAYOUTS UNDER
                                                  PERFORMANCE        NON-STOCK PRICE-BASED PLANS
                                    NUMBER OF     PERIOD UNTIL    ---------------------------------
                                   PERFORMANCE     MATURATION     THRESHOLD     TARGET     MAXIMUM
NAME                                 SHARES        OR PAYOUT         ($)         ($)         ($)
----                               -----------    ------------    ---------    --------    --------
Anne B. Sweigart.................     4,000       2000 - 2002        $--       $106,400    $106,400
Robert M. Lauman.................     4,000       2000 - 2002        --        $106,400    $106,400
G. William Ruhl..................     4,000       2000 - 2002        --        $106,400    $106,400
Thomas E. Morell.................     4,000       2000 - 2002        --        $106,400    $106,400
W. Garth Sprecher................     4,000       2000 - 2002        --        $106,400    $106,400

---------------
The Performance Share Awards listed in the table were made effective January 1, 2000. If they remain Named Officers at December 31, 2002, the payout value of these awards to Mrs. Sweigart, and Messrs. Lauman, Ruhl, Morell and Sprecher would be: (a) none, if the earnings per share target is not met; or (b) the current market value of 100% of the shares granted, plus an additional 40% cash award, which is included in the amount above, and accrued dividends reinvested during the Performance Period. The total award will be 100% vested upon completion of the Performance Period.

  Compensation Committee Report On Executive Compensation

     The Company's executive compensation program is administered by the Compensation Committee (the "Committee") comprised of Directors Steven B. Silverman (Chairman), Thomas H. Bamford, Robert A. Kinsley, and Robert M. Lauman. Targets for 2000 were set during the first quarter of 2000.

     In establishing the base salaries of the executive officers of the Company, including the Chief Executive Officer, Mrs. Sweigart, the Committee considers a number of factors including (i) salary ranges for comparable positions at other companies; (ii) the historical financial performance of the Company (including such indicators as gross revenues, operating income, net income, earnings per share and earnings before interest, taxes, depreciation and amortization (EBITDA); (iii) the level of responsibility of the employee; and (iv) the level of inflation for the period. However, compensation decisions are not based upon any precise formula and no factor is accorded any greater weight than other factors. During 1997, a compensation consultant retained by the Committee developed recommended salary ranges for executive officers of the Company based on a comparison of salaries paid at comparable companies for positions with equivalent levels of responsibility. (There is, however, no intentional relation between the companies used for compensation purposes and the companies in the NASDAQ Telecommunications Index (Nasdaq Telecom) used in the Stock Performance Graph below.) Using the consultant's recommendations, and based on the Committee's evaluation of the factors listed above, the base salary of the Chief Executive Officer was increased by 7.1% for 2000 from 1999.

     The Company also provides an annual incentive opportunity to the Company's executive officers pursuant to the Company's Officer Incentive Plan, which has been approved by the Board of Directors. Under the Plan, the Committee establishes performance targets for EBITDA for the year on a tiered basis providing for larger percentages of pay as bonus in relation to the level of meeting or exceeding the target. In 2000, the minimum performance goals established by the Committee at the beginning of the year were achieved, and bonuses were paid accordingly. Messrs. Ruhl and Morell were also each awarded a bonus of D&E shares worth $40,000 in connection with the sale of MTT.

                                          Respectfully Submitted,

                                          The Compensation Committee
                                            Steven B. Silverman (Chairman)
                                            Thomas H. Bamford
                                            Robert M. Kinsley
                                            Robert M. Lauman

  Compensation Committee Interlocks and Insider Participation

     During the year ended December 31, 2000, Messrs. Silverman (Chairman), Bamford, Kinsley and Lauman served on the Compensation Committee of the Board. Mr. Lauman is an executive officer of the Company.

  Pension Plan Table

     The Company's pension plan is a noncontributory defined benefit plan computed on an actuarial basis covering all eligible employees. With respect to employees hired before January 1, 2000, the plan provides benefits based on years of service and the employee's compensation as the average of the highest three years of the previous ten years immediately prior to retirement. Accrued benefits are vested after five years of service. Normal retirement age is 65, but an employee who has attained the age of 55 and has at least 25 years of service (The Rule of Eighty) may retire without any actuarial reduction of his benefit. Benefit amounts are not subject to any deduction for Social Security or other amounts. For employees hired on or after January 1, 2000, benefits are based on years of service and career average pay. Benefits for these employees hired after January 1, 2000 who retire under The Rule of Eighty before age 65 are subject to a proportional reduction.

     The following table illustrates the maximum annual benefit payable upon retirement pursuant to the Company's pension plan for employees with specified average final compensation and years of service, assuming normal retirement age and payment as a single life annuity. The Internal Revenue Service annual plan compensation limit is $170,000.

AVERAGE                               YEARS OF SERVICE
FINAL                  -----------------------------------------------
COMPENSATION             15        20        25        30        35
------------           -------   -------   -------   -------   -------
  $100,000             $24,000   $32,000   $40,000   $48,000   $56,000
   120,000              28,800    38,400    48,000    57,600    67,200
   140,000              33,600    44,800    56,000    67,200    78,400
   160,000              38,400    51,200    64,000    76,800    89,600
   170,000              40,800    54,400    68,000    81,600    95,200
   180,000              40,800    54,400    68,000    81,600    95,200
   200,000              40,800    54,400    68,000    81,600    95,200
   300,000              40,800    54,400    68,000    81,600    95,200
   400,000              40,800    54,400    68,000    81,600    95,200
   500,000              40,800    54,400    68,000    81,600    95,200

     Compensation included in the pension plan base consists of the base salary and bonus shown in the Salary and Bonus columns of the Summary Compensation Table (excluding the bonuses paid to Messrs. Ruhl and Morell in connection with the sale of MTT). The years of service for purposes of the pension plan, as of December 31, 2000, were for Mrs. Sweigart 64 years, Mr. Lauman 17 years, Mr. Ruhl 9 years, Mr. Morell 16 years and Mr. Sprecher 16 years.

STOCK PERFORMANCE GRAPH

     The following is a graphical comparison of five-year cumulative total return on shares of the Company's Common Stock. The comparison assumes $100 invested in each of the Nasdaq U.S. and Foreign Index (Nasdaq US & Foreign), the Nasdaq Telecommunications Index (Nasdaq Telecom) and the Company's Common Stock, on December 31, 1995 and that all dividends were reinvested.

                            Stock Performance Graph

                               1995         1996         1997         1998         1999         2000
                           ------------ ------------ ------------ ------------ ------------ ------------
 Nasdaq U.S. & Foreign       $100.00      $122.43      $149.45      $206.90      $385.88      $232.97
 Nasdaq Telecom              $100.00      $102.25      $149.26      $247.02      $438.28      $188.38
 D&E                         $100.00      $ 99.26      $ 76.63      $ 61.23      $ 82.82      $101.82

     The Common Stock is currently traded on The Nasdaq Stock Market National Market ("NASDAQ") under the Symbol DECC. Prior to being traded on the NASDAQ, the Common Stock was traded on the over-the-counter market. For the periods prior to NASDAQ trading represented on the graph, the comparative prices are an average of the high and low closing prices of the Common Stock on the last trading day before the beginning of each fiscal year reported above, as reported on the interdealer quotation system and summarized in the "Pink Sheets" published by the National Quotation Bureau. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following Common Stock ownership information is shown as of the Record Date.

NAME AND ADDRESS                                              AMOUNT AND NATURE OF    PERCENT
OF BENEFICIAL OWNER                                           BENEFICIAL OWNERSHIP    OF CLASS
-------------------                                           --------------------    --------
The Voting Trust D&E........................................       2,875,324(1)        38.94%
  Communications, Inc. (the "Voting Trust")
  P.O. Box 458
  Ephrata, PA 17522
Southwestern Investments, Inc. .............................       1,300,000           17.61%
  High Ridge Park
  Stamford, CT 06905
The Ephrata National Bank,..................................       1,005,100(2)        13.61%
  Trustee of the William and Jemima Brossman Charitable
  Foundation (the "Charitable Foundation")
  P.O. Box 457
  Ephrata, PA 17522
Anne B. Sweigart............................................         398,726(3)         5.40%
  P.O. Box 458
  Ephrata, PA 17522

---------------
(1) Certain shareholders are parties to the Voting Trust Agreement, dated as of November 19, 1992, pursuant to which the Voting Trustees named therein have the right to exercise sole voting power on all matters submitted to the Company's shareholders for a vote, but not investment power, with respect to the shares held by such shareholders. By its terms, the Voting Trust expires November 18, 2002. The Trustees of the Voting Trust are Anne B. Sweigart, John Amos, Ronald E. Frisbie, Robert M. Lauman and W. Garth Sprecher, each of whom is a director of the Company. Each of the Voting Trustees disclaims beneficial ownership of the shares held by the Voting Trust, except such shares held by each individual Trustee as a participant in the Voting Trust.

(2) The Charitable Foundation is a member of the Voting Trust. Therefore, the number of shares shown above as held by the Charitable Foundation is also included in the number of shares shown above held by the Voting Trust. The Ephrata National Bank, as trustee of the Charitable Foundation, exercises sole investment power, but not the voting power, with respect to the shares held by the Charitable Foundation.

(3) Mrs. Sweigart is a member of the Voting Trust and has the sole investment power, but not the voting power, with respect to these shares (except in her capacity as a Voting Trustee). Therefore, the number of shares shown above as held by Mrs. Sweigart is also included in the number of shares shown above as held by the Voting Trust.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Steven B. Silverman, a director of the Company, is a senior partner in the law firm of Rothenberg, Silverman and Furman PC which is currently retained as counsel to the Company.

     Mr. D. Mark Thomas, a director of the Company, is a partner in the law firm of Thomas, Thomas, Armstrong & Niesen, which is currently retained as counsel to the Company.

     Mrs. Anne B. Sweigart, Chairman of the Board, President and Chief Executive Officer, is the aunt of W. Garth Sprecher, Vice President and Secretary of the Company.

     THE BOARD RECOMMENDS THE ELECTION OF ITS FOUR (4) NOMINEES AS CLASS C DIRECTORS.

                                  PROPOSAL 2:
              PROPOSAL TO APPROVE THE 2001 STOCK COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

     On December 1, 2000, the Board of Directors of the Company adopted (and recommended for submission to the shareholders for their approval) the 2001 Stock Compensation Plan and Policy For Non-Employee Directors (the "2001 Directors Plan" or "Plan"). The 2001 Directors Plan provides for the grant of shares of the Company's Common Stock to the Company's non-employee directors on an annual basis, together with a cash award equal to the fair market value of such shares. In lieu of an award of such shares, any non-employee director of the Company who was a director on January 1, 2001 may elect, prior to April 30, 2001, to receive cash instead of such shares.

     The purposes of the 2001 Directors Plan are to: (i) better align the interests of the non-employee directors with the interests of shareholders; (ii) encourage stock ownership and proprietary interests in the Company stock; and
(iii) assist the Company in attracting and retaining highly competent directors vital to its success.

     Non-employee directors are eligible to receive awards under the Plan and therefore have a personal interest in the adoption of the Plan.

                       SUMMARY OF THE 2001 DIRECTORS PLAN

     The following general description is a summary of the 2001 Directors Plan. The complete text appears as Exhibit A to the Proxy Statement and the following description is qualified in its entirety by reference to Exhibit A.

TERM

     The Plan will become effective on May 1, 2001, subject to approval by the shareholders of the Company. The Plan will terminate when all of the shares authorized to be issued under the Plan have been issued, unless the Board of Directors amends or terminates the Plan.

ADMINISTRATION

     The Plan will be administered by the Board of Directors. The Board of Directors is authorized to terminate or amend the Plan at any time by a majority vote of all of the members of the Board of Directors. The Board of Directors may also suspend the award of shares under the Plan at any time if, in the opinion of counsel to the Company, the award of shares for the operation of the Plan may create liability for the Company or any participant. The Company will bear all expenses of administering and operating the Plan.

OPERATION OF THE PLAN

     On or before May 1 of each year, each non-employee director who participates in the Plan is entitled to receive up to 260 shares of the Company's Common Stock. The amount of the annual award may be amended by a resolution of the Board of Directors on an annual basis. A non-employee director who is first elected to the Board of Directors after the award has been made for a particular year may receive a prorated award of shares for such year. Each non-employee director who participates in the Plan will also receive a cash award equal to the market value of the shares awarded to such director for such year, based on the market price of the Company's Common Stock on the date of such award. Such cash award is payable in equal quarterly installments on such dates as the Company determines.

SHARES AVAILABLE UNDER THE PLAN.

     The Company may issue up to 15,000 shares of Common Stock under the Plan. The number of shares that may be issued under the Plan will be equitably adjusted in the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, issuance of rights or any other change in the capital structure of the Company. The shares issued pursuant to the Plan may be authorized and unissued shares of Common Stock, authorized shares of Common Stock issued by the Company and subsequently re-acquired by it as treasury stock, or shares of Common Stock purchased in the open market. The Company may, but is not required to, issue any fractional shares of Common Stock under the Plan.

ELIGIBLE PARTICIPANTS.

     Any non-employee director of the Company may participate in the Plan. Any non-employee director who was a director of the Company on January 1, 2001 (namely Messrs. Amos, Bamford, Brubaker, Frisbie, Kinsley, Silverman, and Thomas) may elect not to receive his annual compensation in the form of shares of Company Common Stock by notifying the Secretary of the Company of such election prior to April 30, 2001. Any non-employee director who elects not to participate in the Plan will receive cash payments instead of the shares of Common Stock that otherwise would have been awarded to such director under the Plan. Such election may be revoked at any time in the future, but any director revoking such election may not reinstate his election to receive all of his compensation in cash. The amount of the annual cash payment will be equal to the market value of the number of shares of Common Stock that otherwise would have been awarded to the director for such year, based upon the market price of such shares on the date of the award. In addition, each such director shall receive the same cash payments given to all directors and described under "Operation of the Plan" above.

FEDERAL INCOME TAX CONSEQUENCES.

     The following is a brief description of the Federal income tax consequences of participating in the Plan, but does not purport to be a full and complete description:

     Any non-employee director who expects to receive all of his or her compensation in cash will be required to recognize ordinary taxable income in an amount equal to the cash he or she receives in the year it is paid. Any non-employee director who receives cash and shares of Common Stock under the Plan will be required to recognize ordinary taxable income equal to the sum of the cash received plus the fair market value of the shares of Common Stock received. The fair market value of the shares of Common Stock will be determined as of the date that such shares are awarded to the non-employee director. Such compensation will not be subject to withholding provided that compensation payable by the Company to the non-employee director is not otherwise subject to backup withholding.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2001 DIRECTORS PLAN.

     The affirmative vote of a majority of the votes cast at the meeting is required for approval of this item.

AUDIT COMMITTEE REPORT

     The Audit Committee's primary responsibilities and duties are to oversee:

          (1) The adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements.

          (2) The independence and performance of the Company's independent accountants.

          (3) The Company's compliance with legal and regulatory requirements.

     The Audit Committee meets with management periodically to consider the adequacy of the company's internal controls and the objectivity of its financial reporting. We also recommend to the Board the appointment of the independent accountants and review periodically their performance and independence from management.

     The Directors who serve on the committee are all "Independent" for purposes of the NASDAQ listing standards. The Board has adopted a written charter setting out the audit related functions the committee is to perform. A copy of that charter is attached to this proxy statement as Exhibit B.

     Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls.

     The independent accountants audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial condition, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

     This year, we reviewed and discussed the Company's audited financial statements contained in the 2000 Annual Report on SEC Form 10-K with D&E management and PricewaterhouseCoopers, the Company's independent accountants. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles. We have received from and discussed with PricewaterhouseCoopers the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. We also discussed with PricewaterhouseCoopers any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Based on these reviews and discussions, we recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          Respectfully Submitted,

                                          The Audit Committee
                                            Paul W. Brubaker (Chairman)
                                            John Amos
                                            Ronald E. Frisbie
                                            D. Mark Thomas

                                  PROPOSAL 3:
                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board, upon recommendation of its Audit Committee, appointed PricewaterhouseCoopers LLP, as accountants of the Company's Financial Statements for 2001. The recommendation is being submitted to the Shareholders for approval, which requires the affirmative vote of a majority of the votes cast by shareholders at the meeting. A representative of PricewaterhouseCoopers LLP, is expected to be present at the Annual Meeting and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire to do so.

AUDIT FEES

     The aggregate fees charged by PricewaterhouseCoopers LLP for the audit of the Company's 2000 annual financial statements and the review of the Company's quarterly financial statements included in the Company's quarterly reports on Form 10-Q during 2000 were $221,600, of which $108,600 relates to audits of affiliates accounted for on the equity method.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The aggregate fees charged by PricewaterhouseCoopers LLP for professional services relating to designing or implementing the Company's computer accounting systems or operating or supervising the operation of the Company's information systems during 2000 were $0.

ALL OTHER FEES

     PricewaterhouseCoopers LLP charged an aggregate of $106,500 during 2000 for all other services provided to the Company not included in the preceding two paragraphs.

     The Audit Committee has considered whether the provision of services by PricewaterhouseCoopers LLP to the Company in addition to the audit of the Company's annual financial statements and the review of the Company's quarterly financial statements impair the independence of such accounting firm. The Audit Committee has determined that providing such services is compatible with PricewaterhouseCoopers LLP maintaining its independence.

     THE BOARD RECOMMENDS THE SHAREHOLDERS VOTE IN FAVOR OF RATIFYING PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR 2001.

                           2002 SHAREHOLDER PROPOSALS

     Proposals of shareholders intended for inclusion in the Company's proxy statement relating to the 2002 Annual Meeting must be received at the Company's principal executive offices, 124 East Main Street, Ephrata, PA 17522 (please address to the attention of W. Garth Sprecher, Vice President and Secretary), no later than Friday, November 23, 2001. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. Written notice of shareholder proposals relating to the 2002 Annual Meeting other than those intended for inclusion in the Company's proxy statement must be received at the Company's principal executive offices no later than February 14, 2002.

                                 OTHER MATTERS

     The Board is not aware that any matter other than those listed in the Notice of 2001 Annual Meeting of Shareholders is to be presented for action at the Annual Meeting. If any of the Board's nominees are unable to serve as a director or if any matter should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the proxy in respect thereof in accordance with the best judgment of the person or persons acting as proxies.

     Any Shareholder who executes and returns the proxy may revoke the same at any time before it is exercised by filing with the Secretary of the Company written notice of such revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

     The Company will pay the expenses in connection with printing, assembling and mailing the Notice of 2001 Annual Meeting of Shareholders, this Proxy Statement and the accompanying form of proxy. In addition to the use of mails, proxies may be solicited by directors, officers and other employees of the Company personally or by telephone. The Company may request persons holding stock in their names or names of nominees to send proxy material to, and obtain proxies from, their principals, and the Company will reimburse such persons for their expense in so doing.

     Items included in this Proxy Statement are as of December 31, 2000, unless otherwise stated.

     UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO W. GARTH SPRECHER, VICE PRESIDENT AND SECRETARY, D&E COMMUNICATIONS, INC., 124 EAST MAIN STREET, EPHRATA, PA 17522, A COPY OF THE COMPANY'S 2000 ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 WILL BE PROVIDED WITHOUT CHARGE.

MARCH 23, 2001

                                   EXHIBIT A

                    2001 STOCK COMPENSATION PLAN AND POLICY
                           FOR NON-EMPLOYEE DIRECTORS
                          OF D&E COMMUNICATIONS, INC.

     WHEREAS, D&E Communications, Inc. (the "Company") desires to advance the interests of the Company and its stockholders by attracting and retaining highly qualified, non-employee directors;

     WHEREAS, the Company desires to promote in its non-employee directors the strongest interest in the successful operation of the Company's business and the fulfillment of their fiduciary duties;

     WHEREAS, the Company desires to provide a vehicle to adequately compensate non-employee directors and to enhance accomplishment of the Company's objectives;

     WHEREAS, the Board of Directors believes that a Non-Employee Director Compensation Plan and Policy that encourages non-employee directors to choose the option of equity based compensation is in the best interests of the Company and its respective constituencies; and

     WHEREAS, the Board of Directors of the Company approved and adopted the components of this 2001 Non-Employee Director Stock Compensation Plan and Policy (the "Plan") at a duly called and convened meeting held on December 1, 2000.

     NOW, THEREFORE, in consideration for the premises and of the covenants herein contained, it is hereby agreed by the Company as follows:

          1. Term. This Plan shall take effect as of May 1, 2001, and shall continue in effect until all shares of common stock issuable under the Plan have been issued, or until the Board of Directors, in its sole discretion, amends or terminates this Plan.

          2. Stock. The Company may issue under this Plan up to an aggregate total of fifteen thousand (15,000) shares of the Company's common stock, par value $0.16 per share ("Stock"). Such amount shall be adjusted pursuant to paragraph 7 of this Plan. The shares of Stock issued under this Plan may be authorized and unissued shares of Stock, authorized shares of Stock issued by the Company and subsequently reacquired by it as treasury stock, or shares of Stock purchased in the open market. The Company may, but shall not be required to, issue any fractional shares of Stock under this Plan.

          3. Eligibility and Participation. All directors of the Company who are not employees of the Company, or of a subsidiary of the Company, are eligible to participate in this Plan.

          4. Awards. On or before May 1 of each year, each non-employee director who participates in the Plan shall be entitled to receive two hundred sixty (260) shares of the Company's Stock. The amount of the annual award may be amended by resolution of the Board of Directors on an annual basis. If a non-employee director is first elected to the Board after the award has been made for a particular year, he or she may receive an award of Stock for such year, provided the number of shares issuable to him or her shall be prorated. In addition to the award of Stock, each non-employee director who participates in the Plan shall receive an amount of cash equal to the market value of the number of shares of Stock which were awarded to the director for such year based upon the market price of the Stock on the date of such award, payable in subsequent equal quarterly installments on such dates as the Company shall determine.

          5. Opt-Out Provision. Any non-employee director who is a director of the Company on January 1, 2001 may elect, in the manner provided in this Paragraph 5, to receive cash payments in lieu of the shares of Stock which otherwise would be awarded to such director under this Plan. The amount of the annual cash payment shall be an amount of money which equals the market value of the number of shares of Stock which otherwise would have been awarded to the director for such year, based upon the market price of the Stock on the date of such award. In addition, the electing director shall receive the same supplemental cash payment which is given to all participants pursuant to the last sentence of Paragraph 4. This election to receive cash in lieu of Stock may be made only one time, by executing and delivering to the Secretary of the

     Company, prior to April 30, 2001, a written declaration stating that the director does not wish to receive his or her annual compensation in the form of Stock. Such election may be revoked at any time in the future, but thereafter may not be reinstated.

          6. Significant Transactions. The grant of shares of Stock under this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate, or to sell or transfer all or any part of its business or assets.

          7. Adjustments. In the event of any reorganization, recapitalization, stock split, stock divided, combination of shares, merger, consolidation, issuance of rights or any other change in the capital structure of the Company, the number of shares issuable under this Plan shall be equitably adjusted to reflect the occurrence of such event.

          8. Value of Shares Granted. The shares of Stock granted under this Plan shall be valued at the fair market value of the Company's common stock, as of the date of award.

          9. Status of Shares. The Company may, in its sole discretion, determine whether or not to register the shares of Stock issuable under this Plan under the Securities Act of 1933, as amended (the "1933 Act"), and corresponding provisions of state law. The participants in this Plan acknowledge that, absent such registration, any shares of Stock received under this Plan shall be "restricted stock" held by an affiliate under the 1933 Act.

          10. Termination and Amendment. This Plan may be terminated or amended, at any time, by a majority vote of all of the members of the Board of Directors at any regular or special meeting duly called and convened. In addition, the Company may suspend the award of shares under this Plan at any time and from time to time if, in the opinion of counsel to the Company, the award of shares or other operation of this Plan may create liability for the Company or the recipient under the 1933 Act, the Securities Exchange Act of 1934, as amended, or the Internal Revenue Code of 1986, as amended.

          11. Governing Law. All questions pertaining to the construction, validity and effect of the provisions of the Plan and the rights of all persons hereunder shall be governed by the laws of the Commonwealth of Pennsylvania.

          12. Rules of Construction. Headings are given to the sections of the Plan solely as a convenience to facilitate reference.

                                   EXHIBIT B

                            D&E COMMUNICATIONS, INC.
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

I. PURPOSE

     The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The Audit Committee's primary duties and responsibilities are to:

     - Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

     - Oversee that management has established and maintained processes to assure that an adequate system of internal controls is functioning within the Corporation.

     - Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

     The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

     The members of the Audit Committee shall be appointed by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III. MEETINGS

     The Audit Committee shall meet at least four times in each fiscal year, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, and the independent accountants separately to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Corporation's financial statements consistent with Section IV.3 below.

IV. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

  Documents/Reports Review

 1. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

 2. Review with management and the independent accountants the Corporation's annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended ("SAS No. 61").

 3. Review with management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings, including a discussion with the independent accountants of the matters to be discussed by SAS No. 61, as amended. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

  Independent Accountants

 4. Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. The independent accountants are ultimately accountable to the Audit Committee and the entire Board for such accountant's audit of the financial statements of the Corporation. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

 5. Oversee independence of the accountants by:

     - receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1 ("ISB No. 1");

     - reviewing, and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and

     - recommending, if necessary, that the Board take certain action to satisfy itself of the auditor's independence.

 6. Based on the review and discussions referred to in section IV.2 and IV.5, the Audit Committee shall determine whether to recommend to the Board that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

  Financial Reporting Process

 7. In conjunction with the independent accountants review the integrity of the Corporation's financial reporting processes, both internal and external.

 8. Consider and approve, if appropriate, major changes to the Corporation's accounting principles and practices proposed by management. Discuss with the independent accountants any significant changes in auditing standards or the scope of their audit.

 9. Establish regular systems of reporting to the Audit Committee by each of management, the independent accountants regarding any significant judgments made in management's preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of the work or access to required information.

10. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

  Legal Compliance/General

11. Review with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

12. Report through its Chairperson to the Board following meetings of the Audit Committee.

13. Maintain minutes or other records of meetings and activities of the Audit Committee.

                                      PROXY
                            D&E COMMUNICATIONS, INC.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Anne B. Sweigart, Robert M. Lauman and W. Garth Sprecher, or any one or more of them with power of substitution in each, are hereby authorized to represent the undersigned at the 2001 Annual Meeting of Shareholders of D&E Communications, Inc. to be held at the Brossman Business Complex, 124 East Main Street, Ephrata, Pennsylvania, on April 26, 2001 at 10:30 a.m., and at any adjournment thereof, and thereat to vote the same number of shares as the undersigned would be entitled to vote if then personally present.

                    (IMPORTANT TO BE SIGNED AND DATED BELOW)

1.    ELECTION OF FOUR (4) DIRECTORS

      NOMINEES: FOR THE CLASS C DIRECTORS WHOSE TERMS EXPIRE IN 2004: Paul W. Brubaker, Steven B. Silverman, Anne B. Sweigart, and Robert A. Kinsley.

      [ ]  FOR all nominees listed (except as marked to the contrary below)

      [ ]  AGAINST all nominees listed.

        (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line below.)


                        -------------------------------------------------------

2.    APPROVAL OF THE 2001 DIRECTORS PLAN

      [ ] For            [ ] Against              [ ] Abstain

3.    RATIFICATION OF INDEPENDENT ACCOUNTANTS

      [ ] For            [ ] Against              [ ] Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
      BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF THE FOUR (4) DIRECTORS, FOR APPROVAL OF THE 2001 DIRECTORS PLAN AND FOR THE RATIFICATION OF INDEPENDENT ACCOUNTANTS, AND IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. IF NECESSARY, CUMULATIVE VOTING RIGHTS WILL BE EXERCISED TO SECURE THE ELECTION OF AS MANY AS POSSIBLE OF THE BOARD OF DIRECTORS' NOMINEES.

      DATE:                             , 2001

     -----------------------------------------

     -----------------------------------------
Shareholder(s) sign above exactly as name is printed on label.
If signing as representative, so indicate. For joint accounts, all owners should sign.




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
                             PARTICIPANT'S DIRECTION

                          Employee Stock Ownership Plan

 THIS DIRECTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

To: Bank of Lancaster County, Wealth Management Group, as Trustee of the Employee Stock Ownership Plan

Pursuant to your notice accompanied by the proxy material in connection with the 2001 Annual Meeting of Shareholders of D&E Communications, Inc. to be held on April 26, 2001, at 10:30 a.m., I direct you to execute a proxy in the form solicited by the Board of Directors of D&E Communications, Inc. with respect to all shares of Common Stock, par value $0.16, to which I have the right to give voting directions under the Denver and Ephrata Telephone and Telegraph Company Employee Stock Ownership Plan as follows:

                    (IMPORTANT TO BE SIGNED AND DATED BELOW)

1.  ELECTION OF FOUR (4) DIRECTORS

      NOMINEES: FOR THE CLASS C DIRECTORS WHOSE TERMS EXPIRE IN 2004: Paul W. Brubaker, Steven B. Silverman, Anne B. Sweigart and Robert A. Kinsley.

      [ ]  FOR all nominees listed (except as marked to the contrary below)

      [ ]  AGAINST all nominees listed.

        (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line below.)


                     ---------------------------------------------------------

2.  APPROVAL OF THE 2001 DIRECTORS PLAN

      [ ] For            [ ] Against              [ ] Abstain

3.  RATIFICATION OF INDEPENDENT ACCOUNTANTS

      [ ] For            [ ] Against              [ ] Abstain

THIS PARTICIPANT'S DIRECTION, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
      MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT. IF NO DIRECTION IS MADE, THIS PARTICIPANT'S DIRECTION WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF THE FOUR (4) DIRECTORS, FOR APPROVAL OF THE 2001 DIRECTORS PLAN AND FOR THE RATIFICATION OF INDEPENDENT ACCOUNTANTS, AND IN ITS DISCRETION, THE TRUSTEE IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. IF NECESSARY, CUMULATIVE VOTING RIGHTS WILL BE EXERCISED TO SECURE THE ELECTION OF AS MANY AS POSSIBLE OF THE BOARD OF DIRECTORS' NOMINEES.

     DATE:                                , 2001

    --------------------------------------------
    Participant(s) sign above exactly as name is printed on label.



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